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                                                                    EXHIBIT 23.4


                  CONSENT OF MORGAN STANLEY & CO. INCORPORATED


Board of Directors
Documentum, Inc.
6801 Koll Center Parkway
Pleasanton, CA 94566

Members of the Board:

We hereby consent to the use in the Registration Statement of EMC Corporation on Form S-4 and in the Proxy Statement/Prospectus of Documentum, Inc. and EMC Corporation, which is part of the Registration Statement, of our opinion dated October 13, 2003 appearing as Annex B to such Proxy Statement/Prospectus, and to the description of such opinion and to the references to our name contained therein under the headings "THE MERGER--Opinion of Documentum's Financial Advisor." In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                        MORGAN STANLEY & CO. INCORPORATED


                                    By: /s/ MORGAN STANLEY & CO. INCORPORATED




October 27, 2003